Exhibit 99.1

ABVC BioPharma, Inc. Granted Additional 180-Day Grace Period to Regain Compliance with Nasdaq Bid Price Requirement

Fremont, CA (January 13, 2025) – ABVC BioPharma, Inc. (NASDAQ: ABVC), a clinical-stage biopharmaceutical company focused on innovative treatments in ophthalmology, CNS (central nervous system), and oncology/hematology, is pleased to announce that Nasdaq has granted the Company an additional 180-day grace period, until July 7, 2025, to regain compliance with the Nasdaq Capital Market’s minimum $1.0 bid price per share requirement.

ABVC remains fully committed to addressing the bid price deficiency during this extended compliance period. If the Company’s closing bid price meets or exceeds $1 per share for a minimum of 10 consecutive business days within this timeframe, we will be in compliane with that requirement and Nasdaq should close this matter.

The Company has demonstrated compliance with all other applicable Nasdaq continued listing requirements, including the market value of publicly held shares and shareholder equity thresholds.

To ensure compliance, ABVC intends to monitor its stock price closely and will take all necessary steps to maintain its Nasdaq listing.

Uttam Patil, Ph.D., Chief Executive Officer of ABVC, stated:

“We appreciate Nasdaq’s confidence in our ability to achieve compliance. This extension provides the flexibility needed to implement strategic measures that are expected to enhance shareholder value and maintain our position on the Nasdaq. We remain optimistic about achieving compliance and executing our growth and development plans.”

For more information about ABVC and its subsidiaries, stay updated on the latest updates or visit https://abvcpharma.com. ABVC urges its shareholders to sign up on the Company’s website for the latest news alerts; visit https://abvcpharma.com/?page_id=17707

About ABVC BioPharma & Its Industry

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company’s network of research institutions includes Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Dr. Uttam Patil

Email: uttam@ambrivis.com